UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

KENERGY SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-120507	20-1862816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Minneakoning Road Flemington, NJ 08822
(Address of principal executive offices)

(908) 788-0077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2012, Kenergy Scientific, Inc. (the “Company”) finalized an equity facility with Southridge Partners II, LP, a Delaware limited partnership (“Southridge”), whereby the parties entered into (i) an equity purchase agreement (the “Equity Agreement”) and (ii) a registration rights agreement (the “Registration Rights Agreement”).

Equity Purchase Agreement

On July 16, 2012, the Company entered into the Equity Agreement with Southridge. Pursuant to the terms of the Equity Agreement, for a period of twenty-four (24) months commencing on the effective date of the initial Registration Statement (as defined below) covering the Registrable Securities (as defined below), Southridge shall commit to purchase up to $17,500,000 of the Company’s Class A common stock, no par value per share (the “Put Shares”). The purchase price of the Put Shares under the Equity Agreement is equal to ninety-one percent (91%) of the lowest closing price of the stock following the five (5) trading days after which a put notice is deemed delivered to Southridge in the manner provided by the Equity Agreement.

The “Registrable Securities” include (i) the Put Shares, and (ii) any securities issued or issuable with respect to the Put Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

As further consideration for Southridge entering into the Equity Agreement, the Company shall pay to Southridge a fee in the amount of $50,000 payable in newly designated preferred stock (the “Preferred Stock”). The Preferred Stock shall be convertible at the option of Southridge into shares of the Company’s Class A common stock, no par value at a conversion price of equal to seventy percent (70%) of the average of the two (2) lowest closing prices for the five (5) trading days immediately preceding a conversion notice. The Preferred Stock shall have no registration rights.

Registration Rights Agreement

On July 16, 2012, the Company entered into the Registration Rights Agreement with Southridge. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities within 90 days of closing and thereafter the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within five (5) business days after notice from the SEC that the Registration Statement may be declared effective.

The above descriptions of the Equity Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the document themselves.

Item 3.02 Unregistered Sales of Equity Securities

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Equity Purchase Agreement, dated July 16, 2012, by and between Kenergy Scientific, Inc. and Southridge Partners II, LP

10.2	Form of Registration Rights Agreement, dated July 16, 2012, by and between Kenergy Scientific, Inc. and Southridge Partners II, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENERGY SCIENTIFIC, INC.

Date: July 25, 2012	By:	/s/ Kenneth P. Glynn
Name: Kenneth P. Glynn
Title: Chief Executive Officer